UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SAUCONY, INC.

(Name of Registrant as specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SAUCONY, INC.

13 Centennial Drive

Peabody, Massachusetts 01960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2004

The annual meeting of stockholders of Saucony, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 19, 2004 at 10:00 a.m., local time, to consider and act upon the following matters:

1.    To elect five directors;

2.    To ratify the appointment by the audit committee of our board of directors of the registered public accounting firm of Deloitte & Touche LLP as our independent auditors for the 2004 fiscal year; and

3.    To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

Our board of directors has fixed the close of business on March 29, 2004 as the record date for the determination of the holders of our class A common stock entitled to vote at the annual meeting and at any postponement or adjournment of the annual meeting.

By Order of the board of directors,

David E. Redlick, Clerk

Peabody, Massachusetts

April 21, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SAUCONY, INC.

13 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

MAY 19, 2004

Saucony, Inc. is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Wednesday, May 19, 2004 and at any postponement or adjournment of the annual meeting.

All shares of our class A common stock for which stockholders submit proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. A stockholder may revoke a proxy at any time before its exercise by delivering a written revocation to our corporate Clerk or by voting in person at the annual meeting. Attendance at the annual meeting will not itself be deemed to revoke a proxy, unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

We will bear all costs of our solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. We will also request brokerage houses, custodians, nominees and fiduciaries to forward proxy soliciting material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We are first sending or otherwise giving to our stockholders the notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the fiscal year ended January 2, 2004 on or about April 26, 2004. Our annual report is not a part of, or incorporated by reference in, this proxy statement.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, Telephone: (978) 532-9000, Attention: Michael Umana, Chief Financial Officer. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Our annual report to stockholders for the fiscal year ended January 2, 2004 consists of our annual report on Form 10-K for the same fiscal year, as filed with the Securities and Exchange Commission, including financial statements and schedules, but excluding exhibits. We will, upon written request and payment of an appropriate processing fee, provide our stockholders with copies of the exhibits to our annual report on Form 10-K. Please address your request to Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, Attention: Michael Umana, Chief Financial Officer.

Voting Securities and Votes Required

Our board of directors has fixed March 29, 2004 as the record date for determining holders of our class A common stock who are entitled to vote at the annual meeting. At the close of business on the record date, there were outstanding and entitled to vote 2,520,647 shares of our class A common stock. Each share of class A common stock is entitled to one vote. Stockholders may not vote shares of our class B common stock at the annual meeting.

The holders of a majority of the shares of our class A common stock outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of our class A common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting. Therefore, shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter, commonly referred to as broker non-votes, will be counted for purposes of determining whether a quorum exists at the annual meeting.

The affirmative vote of the holders of a plurality of the shares of our class A common stock voting on the matter is required for the election of directors. In other words, a candidate for director will be elected if he or she receives more votes than a competing candidate, even if the winning candidate does not receive a majority of the votes cast. The affirmative vote of the holders of a majority of the shares of class A common stock voting on the matter is required to ratify the appointment of our independent auditors.

Shares which abstain from voting as to a particular matter and broker non-votes will not be counted as votes in favor of that matter, and also will not be counted as shares voting on the matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the shares voting on that matter, nor will they have any effect on the ratification of the appointment of our independent auditors, which requires the affirmative vote of a majority of the shares voting on that matter.

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth information concerning beneficial ownership of our class A common stock and class B common stock by:

•	each stockholder we know to own beneficially more than 5% of the outstanding shares of our class A common stock;

•	each of our directors;

•	each of the individuals named in the table set forth under the heading “Compensation of Executive Officers—Summary Compensation Table” below; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2004.

The number of shares beneficially owned by each stockholder we identify below is determined under rules promulgated by the Securities and Exchange Commission. The information does not necessarily indicate ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after January 31, 2004 through the exercise or conversion of any stock option or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information provided by the stockholders named in the table, each stockholder has sole investment and voting power, or shares voting and/or investment power with his or her spouse, with respect to all shares listed below as owned by that stockholder.

	Number of Shares Beneficially Owned				Percentage of Class Outstanding Beneficially Owned
	Class A Common Stock		Class B Common Stock		Class A Common Stock	Class B Common Stock
5% Stockholders

John H. Fisher c/o Saucony, Inc. 13 Centennial Drive Peabody, MA 01960	890,936	(1)	279,171	(2)	35.3%	7.4%

Charles A. Gottesman and Merrill F. Gottesman c/o Saucony, Inc. 13 Centennial Drive Peabody, MA 01960	890,936	(3)	296,077	(4)	35.3%	7.9%

PooRoo LLC c/o Saucony, Inc. 13 Centennial Drive Peabody, MA 01960	382,472	(5)	—		15.2%	—

Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	181,200	(6)	261,900	(6)	7.2%	7.1%

Other Directors and Executive Officers

Robert J. LeFort, Jr.	—		75,800	(7)	—	2.0%
John J. Neuhauser	—		71,000	(8)	—	1.9%
Michael Umana	—		72,327	(9)	—	1.9%
Jonathan O. Lee	—		45,000	(10)	—	1.2%
Michael Jeppesen	—		7,389	(11)	—	*
Samuel S. Ward	—		9,598	(12)	—	*
All directors and executive officers as a group (9 persons, excluding one former executive officer)	1,782,082		883,270	(13)	70.7%	21.5%

*	Less than 1%

(1)	Includes 382,472 shares held by PooRoo LLC (which are the same 382,472 shares listed as beneficially owned by Charles A. Gottesman and Merrill F. Gottesman, as described in note (3) below), of which each of Mr. Fisher and his sister, Merrill F. Gottesman, has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman (which are the same 166,820 shares listed as beneficially owned by Charles A. Gottesman and Merrill F. Gottesman, as described in note (3) below) for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 1,333 shares held by Mr. Fisher’s daughter for which Mr. Fisher exercises sole voting and investment power; 4,000 shares held by Mrs. Donna Fisher, Mr. Fisher’s wife; 14,382 shares held in trust for the benefit of Mr. Fisher’s children, for which Mr. Fisher is the trustee and exercises sole voting power; and 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power. Mr. Fisher disclaims beneficial ownership of 191,236 of the 382,462 shares held by PooRoo LLC, of which Mr. Fisher and Mrs. Gottesman share investment and voting power, and further disclaims beneficial ownership of 83,410 of the 166,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

(2)	Includes 46,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman (which are the same 46,820 shares listed as beneficially owned by Charles A. Gottesman and Merrill F. Gottesman, as described in note (4) below) for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole investment power; 1,582 shares held in trust for the benefit of Mr. Fisher’s daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 79,710 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004. Mr. Fisher disclaims beneficial and voting ownership of 23,410 of the 46,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment power.

(3)	Includes 382,472 shares held by PooRoo LLC (which are the same 382,472 shares listed as beneficially owned by John H. Fisher, as described in note (1) above), of which each of Merrill F. Gottesman and John H. Fisher has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher (which are the same 166,820 shares listed as beneficially owned by John H. Fisher, as described in note (1) above) for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,666 shares held by Mr. and Mrs. Gottesman’s daughters for which Mr. and Mrs. Gottesman exercise shared investment and voting power; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman’s daughters for which Mrs. Gottesman is the trustee and exercises sole investment and voting power; 10,800 shares held in a generation skipping trust for which Mrs. Gottesman exercises sole investment and voting power; 101,481 shares held in the name of Mr. Gottesman; and 210,733 shares held in the name of Mrs. Gottesman. Mr. and Mrs. Gottesman disclaim beneficial ownership of 191,236 of the 382,472 shares held by PooRoo LLC, of which Mrs. Gottesman and Mr. Fisher share investment and voting power, and further disclaim beneficial ownership of 83,410 of the 166,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power.

(4)

Includes 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman’s daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 46,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher (which are the same 46,820 shares listed as beneficially owned by

John H. Fisher, as described in note (2) above), for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,800 shares held in a generation-skipping trust, which Mrs. Gottesman exercises sole voting power; 155,583 shares held by Mr. Gottesman and 79,710 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004. Mr. and Mrs. Gottesman disclaim beneficial ownership of 23,410 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power.

(5)	The information reported is based on a Schedule 13D filed on March 11, 1999 with the Securities and Exchange Commission by PooRoo LLC, PooRoo, Inc., John H. Fisher and Charles A. Gottesman and Merrill F. Gottesman. PooRoo LLC is the direct owner of 382,472 shares. PooRoo, Inc. is the managing member of PooRoo LLC and as a result is deemed to have an indirect interest in and the power to direct the vote and disposition of the 382,472 shares held by PooRoo LLC. John H. Fisher is President and a Director of PooRoo, Inc. and has a 50% membership interest in PooRoo LLC. Merrill F. Gottesman is Treasurer, Clerk and a Director of PooRoo, Inc. and has a 50% membership interest in PooRoo LLC. The 382,472 shares listed as beneficially owned by PooRoo LLC are the same 382,472 shares listed as beneficially owned by John H. Fisher and by Charles A. Gottesman and Merrill F. Gottesman, as described in notes (1) and (3) above.

(6)	The information reported is based on Schedules 13G/A filed on February 6, 2004 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. is a registered investment advisor and is deemed to have beneficial ownership of all of these shares. These shares are held in investment vehicles, including commingled group trusts, to which Dimensional Fund Advisors Inc. serves as investment advisor and investment manager. Dimensional Funds Advisors Inc. disclaims beneficial ownership of all these shares.

(7)	Consists of 58,500 shares which Mr. LeFort has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004 and 17,300 shares held by Mr. LeFort and Elisabeth A. LeFort.

(8)	Consists of 71,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004.

(9)	Includes 67,542 shares which Mr. Umana has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004.

(10)	Consists of 45,000 shares which Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004.

(11)	Includes 5,200 shares which Mr. Jeppesen has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004.

(12)	Includes 8,222 shares which Mr. Ward has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004.

(13)	Includes a total of 426,636 shares which our directors and executive officers have the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2004.

ELECTION OF DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the five nominees named below, all of whom are presently directors of Saucony. Each director will be elected to hold office until the 2005 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. The proxy may not be voted for more than five directors.

For each nominee for election as a director there follows information given by each concerning:

•	the nominee’s age;

•	all positions or offices with Saucony held by the nominee;

•	the nominee’s length of service as a director of Saucony;

•	the nominee’s principal occupation and business experience for at least the past five years; and

•	the names of other public reporting companies of which the nominee serves as a director.

John H. Fisher, age 56, has served as one of our directors since 1980 and as Chairman of the Board since 1991. Mr. Fisher has served as our Chief Executive Officer since 1991 and as our President since 1985. Mr. Fisher served as our Chief Operating Officer from 1985 to 1991, our Executive Vice President from 1981 to 1985 and as our Vice President, Sales from 1979 to 1981. He is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association and is a member of various civic associations. Mr. Fisher is the brother-in-law of Charles A. Gottesman, our Vice Chairman of the Board and Executive Vice President, Business Development.

Charles A. Gottesman, age 53, has served as one of our directors since 1983. Mr. Gottesman has served as our Vice Chairman of the Board and Executive Vice President, Business Development since July 2001. Mr. Gottesman served as our Executive Vice President, Chief Operating Officer and Treasurer from 1992 to June 2001, our Executive Vice President, Finance from 1989 to 1992, our Senior Vice President from 1987 to 1989, our Vice President from 1985 to 1987, our Treasurer from 1983 to 1989 and in several other capacities beginning in 1977. Mr. Gottesman is the brother-in-law of John H. Fisher, our Chairman of the Board, President and Chief Executive Officer.

Robert J. LeFort, Jr., age 50, has served as one of our directors since 1997. Mr. LeFort is the founder of Connextions.net, Inc., an integrated e-commerce and customer support service provider, and has served as its Chairman of the Board and Chief Executive Officer since its inception in 1996. Mr. LeFort also has served as Chairman of the Board and Chief Executive Officer of Magnetix Corporation, a multimedia manufacturer, since its inception in 1992. From November 1997 to June 1999, Mr. LeFort served as President of Connextions.net, and from July 1992 to March 2000, Mr. LeFort served as President of Magnetix.

Jonathan O. Lee, age 53, has served as one of our directors since 2001 and also served as one of our directors from 1990 to 1998. Mr. Lee has served as President of Lee Capital Investments, LLC, a private equity and investment banking firm, since 1980. Mr. Lee serves on the board of trustees of Beth Israel Deaconess Medical Center, the board of overseers of Children’s Hospital Boston and the board of overseers of the Museum of Fine Arts, Boston. He is also a director of several privately held companies.

John J. Neuhauser, age 61, has served as one of our directors since 1989. Mr. Neuhauser has been Academic Vice President and Dean of Faculty at Boston College since August 1999. Mr. Neuhauser served as Dean of Boston College’s Carroll School of Management from 1978 to August 1999, and held the position of Associate Professor and Chairman of the Computer Science Department of Boston College from 1971 to 1977. He presently serves as a trustee and a member of the board of directors of Columbia Group, a Fleet family of mutual funds and a trustee of Saint Michael’s College.

Our board of directors recommends a vote FOR electing as directors the five nominees named above.

Phyllis H. Fisher retired from the board of directors on May 21, 2003. In recognition of Ms. Fisher’s more than twenty years of service to Saucony, and as a means of providing the board of directors with the opportunity to benefit from her experience and counsel, the board of directors appointed Ms. Fisher Director Emeritus as of May 21, 2003. As Director Emeritus, Ms. Fisher is invited to meetings of the board of directors. She does not receive compensation for her service as Director Emeritus, but we pay the expenses she incurs to attend board meetings.

Board Meetings

Our board of directors met seven times during fiscal 2003 and acted by written consent on four occasions. During fiscal 2003, each director, other than Jonathan O. Lee, attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he served during the period for which he was a director. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors attended the 2003 annual meeting of stockholders.

Board Committees

The board of directors has established three standing committees – audit, compensation, and nominations – each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter, along with our corporate governance guidelines and code of business conduct and ethics, are posted on the “Investor Relations – Corporate Governance” section of our website, www.sauconyinc.com. In addition, a copy of the audit committee charter as in effect on the date of this proxy statement is attached as Appendix A.

The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to Saucony on the date of the annual meeting, including, in the case of all members of the audit committee, the additional independence requirements of Rule 10A-3 under the Exchange Act. In addition, all of the members of the audit committee are independent as defined by the rules of the NASDAQ Stock Market that apply to Saucony until the date of the annual meeting.

Audit Committee

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included in this proxy statement under the heading, “Independent Auditors—Report of the Audit Committee of the Board of Directors”).

The members of the audit committee are Messrs. LeFort, Lee and Neuhauser. Mr. Lee serves as chairman of the audit committee. The board of directors has determined that Jonathan O. Lee is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The audit committee met seven times during fiscal year 2003 and acted by written consent on one occasion.

Compensation Committee

The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our executive officers including our Chief Executive Officer;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules (which is included in this proxy statement under the heading “Compensation of Executive Officers—Report of the Compensation Committee on Executive Compensation”).

The members of the compensation committee are Messrs. LeFort and Neuhauser. Mr. Neuhauser serves as chairman of the compensation committee. The compensation committee met two times during fiscal year 2003 and acted by written consent on two occasions.

Nominations Committee

The nominations committee’s responsibilities include:

•	identifying individuals qualified to become directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to be appointed to each of the board’s committees;

•	reviewing and making recommendations to the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles; and

•	overseeing an annual evaluation of the board of directors.

The members of the nominations committee are Messrs. LeFort, Lee and Neuhauser. Mr. LeFort serves as chairman of the nominations committee. We formed the nominations committee in February 2004, and it therefore did not meet during fiscal year 2003.

Director Candidates

The process followed by the nominations committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the nominations committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the nominations committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominations Committee, c/o Clerk, Saucony, Inc., 13 Centennial Drive, Peabody, MA 01960. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Independent Directors

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominations committee, with the assistance of our Chief Executive Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications will generally be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominations committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which Saucony tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors c/o Clerk, Saucony, Inc., 13 Centennial Drive, Peabody, MA 01960.

Compensation of Directors

Non-employee directors are each paid an annual retainer of $30,000. Non-employee directors are also paid a fee of $1,500 for each meeting of the board of directors they attend in person and $500 for each meeting of the board of directors they attend via telephone.

In addition, for the purpose of advancing the interests of our stockholders by enhancing our ability to attract, retain and motivate outside directors by providing those directors with equity ownership opportunities and incentives and thereby better aligning the interests of those directors with the interests of our stockholders, our board of directors has adopted a policy under which it grants stock options to each director who is not an employee of Saucony. Each director who is not an employee of Saucony annually receives, following the annual meeting of stockholders, a nonqualified stock option to purchase 15,000 shares of our class B common stock. These options are granted with an exercise price equal to the per share fair market value of our class B common stock on the date of grant and are exercisable immediately. Pursuant to this policy, on May 21, 2003 each of Messrs. Lee, LeFort and Neuhauser were granted nonqualified stock options to purchase 15,000 shares of our class B common stock at a per share exercise price equal to $11.75.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information with respect to the compensation, for the last three fiscal years, of our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2003.

In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the individuals shown in the table.

Amounts described in the following table under the heading “Securities Underlying Options” represent shares of our class B common stock.

Summary Compensation Table

	Annual Compensation			Other Annual Compensation		Long-Term Compensation	All Other Compensation
Name and Principal Position	Year	Salary	Bonus			Securities Underlying Options
John H. Fisher Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$518,371 504,848 503,565	$408,704 278,601 —	$18,500 — —	(1)	35,142 10,000 10,000	$10,200 20,245 20,500	(2) (2) (2)
Charles A. Gottesman Vice Chairman of the Board and Executive Vice President, Business Development	2003 2002 2001	$440,705 429,120 428,032	$272,469 232,167 —	$19,000 — —	(1)	35,142 10,000 10,000	$10,200 20,329 21,550	(3) (3) (3)
Michael Umana Executive Vice President, Chief Operating Officer and Chief Financial Officer	2003 2002 2001	$282,453 278,554 250,971	$282,453 275,000 —	— — —		120,000 10,000 83,152	$11,129 10,629 10,379	(4) (4) (4)
Michael Jeppesen(5) Senior Vice President, Manufacturing and Product Development	2003 2002 2001	$205,420 200,625 107,692	$100,000 100,000 —	— — —		120,000 6,000 12,139	$5,138 4,039 —	(6) (6)
Samuel S. Ward(7) Senior Vice President, Operations and Technology	2003 2002 2001	$176,374 165,728 141,539	$100,000 82,160 14,700	— — —		108,609 5,000 7,500	$4,401 4,109 3,385	(8) (8) (8)

(1)	Represents a cash payment to be used by the executive, after the payment of applicable taxes, to obtain whole life insurance coverage on the life of the executive.

(2)	For 2003, consists of $5,000 in contributions by Saucony under our 401(k) savings plan and $5,200 in contributions by Saucony under our Supplemental Executive Retirement Plan. For 2002, consists of $10,500 in split-dollar life insurance premiums paid by Saucony, $4,745 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2001, consists of $10,500 in split-dollar life insurance premiums paid by Saucony, $5,000 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan.

(3)	For 2003, consists of $5,000 in contributions by Saucony under our 401(k) savings plan and $5,200 in contributions by Saucony under our Supplemental Executive Retirement Plan. For 2002, consists of $10,129 in split-dollar life insurance premiums paid by Saucony, $5,200 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2001, consists of $11,050 in split-dollar life insurance premiums paid by Saucony, $5,500 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan.

(4)	For 2003, consists of $6,000 in contributions by Saucony under our 401(k) savings plan and $5,129 in whole life insurance premiums paid by Saucony. For 2002, consists of $5,129 in whole life insurance premiums paid by Saucony and $5,500 in contributions by Saucony under our 401(k) Savings Plan. For 2001, consists of $5,129 in whole life insurance premiums paid by Saucony and $5,250 in contributions by Saucony under our 401(k) savings plan.

(5)	Mr. Jeppesen joined Saucony in May 2001 as our Senior Vice President, Manufacturing and Product Development.

(6)	For 2003, consists of $5,138 in contributions by Saucony under our 401(k) savings plan. For 2002, consists of $4,039 in contributions by Saucony under our 401(k) savings plan.

(7)	Mr. Ward joined Saucony in February 2001 as our Vice President, Enterprise Solutions.

(8)	For 2003, consists of $4,401 in contributions by Saucony under our 401(k) savings plan. For 2002, consists of $4,109 in contributions by Saucony under our 401(k) savings plan. For 2001, consists of $3,385 in contributions by Saucony under our Supplemental Executive Retirement Plan.

Option Grants Table

The following table sets forth information concerning individual grants of options to purchase our class B common stock made during fiscal 2003 to those executive officers named in the Summary Compensation Table above. Unless otherwise noted, each option has a term of ten years and the per share exercise price of each option represents the per share fair market value of our class B common stock on the option grant date.

Amounts described in the following table under the heading “Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term” represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the class B common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in the price of the class B common stock, which will benefit all holders of the class B common stock commensurately.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)		Expiration Date
Name							5%	10%
John H. Fisher	20,000 8,754 6,388	(1) (2) (3)	2.6 1.2 0.8%	$10.26 16.25 17.875	(4)	03/06/08 12/21/08 12/21/08	$56,693 39,302 18,299	$125,277 86,847 52,993

Charles A. Gottesman	20,000 8,754 6,388	(1) (2) (3)	2.6 1.2 0.8%	$10.26 16.25 17.875	(4)	03/06/08 12/21/08 12/21/08	$56,693 39,302 18,299	$125,277 86,847 52,993

Michael Umana	20,000 100,000	(5) (6)	2.6 13.1%	$10.26 16.25		03/06/13 12/21/13	$129,049 1,021,954	$327,036 2,589,831

Michael Jeppesen	20,000 100,000	(5) (6)	2.6 13.1%	$10.26 16.25		03/06/13 12/21/13	$129,049 1,021,954	$327,036 2,589,831

Samuel S. Ward	8,609 100,000	(5) (6)	1.1 13.1%	$10.26 16.25		03/06/13 12/21/13	$55,549 1,021,954	$140,773 2,589,831

(1)	The option vests in three equal successive annual installments beginning March 7, 2004. The option has a term of five years.

(2)	The option vests in two successive annual installments of 4,779 shares and 3,975 shares beginning on December 22, 2004.

(3)	The option vests in three successive annual installments of 268 shares, 1,072 shares and 5,048 shares beginning on December 22, 2004.

(4)	The fair market value of our class B common stock on the option grant date was $16.25 per share.

(5)	The option vests in five equal successive annual installments beginning on March 7, 2004.

(6)	The option vests in five equal successive annual installments beginning on December 22, 2004. Vesting accelerates in full upon a change in control of Saucony.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table

The following table sets forth information regarding stock options exercised during our 2003 fiscal year and the number and value of unexercised stock options held as of January 2, 2004 by each of the executive officers named in the Summary Compensation Table above. In the following table:

•	amounts set forth under the heading “Value Realized” represent the difference between the aggregate fair market value of the underlying shares of class B common stock on the date of exercise and the aggregate exercise price; and

•	amounts set forth under the heading “Value of Unexercised In-the-Money Options at Year-End” are based on the aggregate fair market value of the underlying shares of class B common stock on January 2, 2004, or $17.22 per share, less the aggregate option price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Shares of Class B Common Stock Acquired on Exercise	Value Realized	Number of Shares of Class B Common Stock Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Fisher	—	—	74,150	75,881	$412,750	$447,840
Charles A. Gottesman	—	—	74,150	75,881	$412,750	$447,840
Michael Umana	—	—	53,053	184,755	$416,419	$889,656
Michael Jeppesen	3,200	$28,120	—	127,800	—	$322,327
Samuel S. Ward	—	—	4,000	117,109	$41,086	$245,666

Other Executive Compensation

All vice presidents of Saucony are eligible to participate in our Vice President Bonus Plan, which has been approved by our board of directors upon recommendation of the compensation committee. To be eligible for this plan, an executive must be a vice president for the entire fiscal year. Bonuses awarded to a vice president under this plan are limited to a maximum of 25% of the vice president’s salary for the previous fiscal year, and are based on the level of attainment of specified sales and pre-tax profit objectives of Saucony or the division for which the vice president is responsible. The compensation committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on their individual performance.

Employment Contracts

Employment Agreements.    We have entered into an employment agreement with each of Mr. Fisher and Mr. Gottesman, pursuant to which we employ Mr. Fisher as President and Chief Executive Officer and Mr. Gottesman as Executive Vice President, Business Development. Following is a summary of the principal terms and conditions of these employment agreements:

•	The term of employment for each executive expires on August 17, 2004, but is automatically extended for one year on that date and annually thereafter unless the executive or Saucony gives the other party 90 days’ prior notice of its desire to terminate.

•	We are required to take all actions available to us to cause Mr. Fisher to be elected as a director and chairman of the board and Mr. Gottesman to be elected as a director for the term of their respective employment agreements.

•	In 2004, we are required to pay an annual base salary of $529,990 to Mr. Fisher and $450,492 to Mr. Gottesman, subject to upward adjustment by our board of directors. The base salary of each executive is increased annually to reflect the increase in the Consumer Price Index – Urban Wage Earners and Clerical Workers for the previous year.

•	We are required to pay an annual cash bonus to Mr. Fisher equal to 3% of the consolidated pre-tax income of Saucony for the fiscal year. We are required to pay an annual cash bonus to Mr. Gottesman equal to the sum of 2% of the consolidated pre-tax income of Saucony for the fiscal year plus 1% of the consolidated pre-tax income of Saucony for the fiscal year, if the performance of a division or divisions of Saucony selected by our board of directors, if any, equals or exceeds performance levels set by the board of directors. Our board of directors may in its sole discretion award a larger bonus to either or both executives in any fiscal year.

•	We are required to make a cash payment to each executive of not less than $18,500 for Mr. Fisher and of not less than $19,000 for Mr. Gottesman to be used by the executive, after the payment of applicable taxes by the executive, to obtain whole life insurance coverage on the life of the executive in an amount not less than three times the executive’s then-current base salary.

•	Each executive is entitled to participate in all benefit programs available to our employees and is entitled to four weeks paid vacation per year. We also are required to provide use of an automobile, pay up to $2,500 per year for club memberships and pay up to $10,000 per year for financial or legal counseling services for each executive. We have also obtained, as required, a lifetime membership for Mr. Fisher in the CEO Group.

•	The employment of each executive terminates upon the earlier to occur of the expiration of the employment period described above, our election to terminate for cause, or the death or disability of the executive.

•	Upon the expiration of their employment periods, other than termination for cause or due to death or disability, each executive is entitled to receive an amount equal to his annual base salary as then in effect. However, those payments will not be made if the executive is entitled to receive severance benefits under his executive retention agreement described below.

•	Each executive is subject to a non-compete clause, which provides that during his employment at Saucony and for two years after that employment is terminated, he will not engage in a competitive business, will not induce Saucony employees to terminate their employment with Saucony, will not solicit business from our clients and will not interfere in our relationships with our suppliers.

Executive Retention Agreements.    In addition, we have entered into an executive retention agreement with each of Mr. Fisher and Mr. Gottesman, which provides that if a change in control of Saucony occurs during the term of the executive’s employment at Saucony, the following provisions apply:

•	Each outstanding option to purchase our capital stock held by the executive will become immediately exerciseable in full, and each outstanding restricted stock award, if any, will be deemed fully vested and will no longer be subject to a right of repurchase by Saucony.

•

If within 36 months following the change in control the executive’s employment is terminated either by Saucony, other than for cause, disability or death, or by the executive for good reason, we are required to pay to the executive the aggregate of his annual base salary to the date of termination, a pro rata portion of his bonus for the most recently completed fiscal year, any deferred compensation and accrued vacation pay to the date of termination and three times the sum of his highest annual salary and highest annual bonus during the five-year period prior to the change in control. We are required to continue to provide benefits to the executive and his family for 36 months after the date of termination or until he is reemployed with a company that provides comparable benefits. We are also required to provide to the executive any other termination benefits which he is eligible to receive, and for purposes of determining eligibility for retirement benefits, the executive will be deemed to have remained employed by Saucony for 36 months after the date of termination.

•	If the executive resigns within 36 months following a change in control, other than for good reason, or if his employment is terminated by death or disability within 36 months following a change in control, we are required to pay to him his annual base salary to the date of termination, base salary, a pro rata portion of his bonus for the most recently completed fiscal year, any deferred compensation and accrued vacation pay to the date of termination and any other termination benefits which he is eligible to receive.

•	If we terminate the executive’s employment for cause within 36 months following a change in control, we are required to pay to the executive his annual base salary to the date of termination, annual base salary plus any deferred compensation and any other termination benefits which he is entitled to receive.

The executive retention agreements also provide that we will gross up compensation payments to the executive to pay for any excise taxes that may be payable with respect to compensation payments, and any taxes payable with respect to the gross-up payments, in the event of a change in the ownership or control of Saucony or the ownership of a substantial portion of the assets of Saucony, within the meaning of Section 280G(b)(2)(A)(i) of the Internal Revenue Code.

Related Party Transactions

On January 2, 2004, we entered into an agreement with Wolfgang Schweim in connection with his retirement from his service as President of Saucony International. Under the terms of the agreement, we made a one-time severance payment to Mr. Schweim in the amount of $204,000. In connection with Mr. Schweim’s retirement from his service as President of Saucony International, he also received an automobile with a fair market value after tax considerations of approximately $65,000. In addition, we have entered into a consulting arrangement with Mr. Schweim for him to provide us with product development and product marketing assistance for two years through 2005 for a consulting fee of $50,000 per year.

Report of the Compensation Committee on Executive Compensation

The compensation committee of our board of directors is responsible for establishing compensation policies with respect to our executive officers, including our Chief Executive Officer and the other executive officers named in the Summary Compensation Table above, and setting the compensation for these individuals.

The compensation committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

•	the compensation committee structures executive compensation programs in a manner that the committee believes will enable Saucony to attract and retain key executives;

•	the compensation committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of Saucony and/or the individual executive’s particular business unit. By basing compensation in part on particular goals, the compensation committee believes that a performance-oriented environment is created for our executives; and

•	our executive compensation programs are intended to provide executives with an equity interest in Saucony so as to link a portion of the compensation of our executives with the performance of our capital stock.

In order to provide for continuity of our two most senior executive officers, the compensation committee in August 2000 approved multi-year employment contracts with John H. Fisher, our President and Chief Executive Officer, and Charles A. Gottesman, our Executive Vice President, Business Development. These agreements are described in detail under “Employment Contracts” above. The compensation committee recommended that we enter into the agreements after meeting with a compensation consultant engaged by Saucony and obtaining advice from our counsel. Each agreement fixes the executive officer’s annual base salary during the term of the agreement, subject to upward adjustment by the board of directors and annual increases to reflect changes in the consumer price index. The agreements also provide for bonuses to be awarded to Mr. Fisher and Mr. Gottesman based upon a percentage of consolidated pre-tax income of Saucony and, in the case of Mr. Gottesman, a division or divisions of Saucony specified by the board of directors of Saucony. Each of these agreements includes provisions prohibiting the executive from engaging in a business competitive with Saucony during the term of the agreement and for two years after termination of employment.

The compensation committee believes that the base salary levels provided for in these contracts, including the agreement with Mr. Fisher, established appropriate base salary levels for the covered individuals in light of the objectives described above. The compensation committee also believes that the bonus structure provided under the agreements, combined with participation in our stock incentive plan, effectively aligns the compensation of Mr. Fisher and Mr. Gottesman with the success of Saucony.

Our other executive officers are not parties to employment agreements with Saucony. The compensation programs for our other executives established by the compensation committee consist of three elements based upon the objectives described above:

•	base salary;

•	annual cash bonus; and

•	a stock-based equity incentive in the form of participation in our stock incentive plans.

In establishing base salaries for executives not covered by employment agreements, the compensation committee monitors salaries at other companies, including those companies within the Saucony Footwear Index described in this proxy statement under the heading “Compensation of Executive Officers – Stock Performance Chart.” The compensation committee also considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of other executives at Saucony. To the extent it deems appropriate, the compensation committee also considers general economic conditions, our financial performance and the individual’s performance, in establishing base salaries of executives. The compensation committee believes that the base salary levels for fiscal 2003 of our executive officers not covered by employment agreements were appropriate in light of these factors.

The compensation committee generally structures cash bonuses for its executive officers by linking them to the achievement of specified company and/or business unit performance objectives. For these executive officers, the board of directors, upon recommendation of the compensation committee, has adopted a Vice President Bonus Plan pursuant to which vice presidents of the company are eligible for bonuses, calculated as a percentage of annual salary, upon the attainment of specified sales and pre-tax profit objectives which are fixed by the compensation committee for the company or certain of its divisions. This plan is described under “Other Executive Compensation” above. The compensation committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on the performance of the individual vice presidents. The compensation committee believes that these arrangements tie each executive’s performance closely to a key measure of success of the company or the executive’s business unit.

The compensation committee awards stock option grants to our executive officers. Stock option grants in fiscal 2003 were designed to make a portion of the overall compensation of the executive officers, including our Chief Executive Officer, receiving grants vary depending upon the performance of our common stock. These grants, as a result of the applicable vesting arrangements, also serve as a means for Saucony to retain the services of these individuals. Stock options granted to executive officers generally have an exercise price equal to the per share fair market value of our common stock on the date of grant, vest over time and terminate ten years after the date of grant, although the compensation committee has in prior years and may in the future grant options with different terms. Grants of options to Mr. Fisher and Mr. Gottesman generally terminate five years after the date of grant and, if they are intended to be incentive stock options, generally have an exercise price equal to 110% of the per share fair market value of our common stock on the date of grant. Mr. Fisher received options to purchase 35,142 shares of class B common stock in fiscal 2003. The compensation committee awarded these options in March and December 2003, based on the committee’s evaluation of Mr. Fisher’s overall performance in fiscal 2002 and 2003, including his leadership and organizational efforts to increase net income and working capital in 2002 and 2003.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company’s chief executive officer and four other most highly compensated executive officers. Some compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term compensation granted to our executive officers through option issuances under our stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, compensation attributable to awards granted under our stock incentive plans may not be treated as qualified performance-based compensation under Section 162(m). Although the salary, bonus and other compensation paid to Mr. Fisher and Mr. Gottesman pursuant to their employment agreements did not exceed the $1.0 million limit in fiscal 2003, the compensation arrangements provided for by the agreements or pursuant to other bonuses or incentive awards may in future years result in compensation payments in excess of this limit. The compensation committee believes that these agreements sufficiently align the compensation of Mr. Fisher and Mr. Gottesman with the performance of Saucony so that payments in excess of the limit will only be made when those payments are in the best interests of the stockholders. The compensation committee also reserves the right to use its judgment to authorize compensation payments to our other executive officers that may be in excess of the limit when the compensation committee believes those payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

By the compensation committee of the board of directors of Saucony, Inc.,

Robert J. LeFort, Jr.

John J. Neuhauser

Compensation Committee Interlocks and Insider Participation

During the 2003 fiscal year, the compensation committee of our board of directors consisted of Mr. LeFort and Mr. Neuhauser. No executive officer of Saucony has served during the 2003 fiscal year as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity whose executive officers served on our board of directors or compensation committee.

Stock Performance Chart

The following graph compares the cumulative total stockholder return on our common stock during the five fiscal years ending January 2, 2004 with the cumulative total return over the same period of the Russell 2000 Index and a group index, which we refer to as the Saucony Footwear Index, utilized to provide a comparison between our stock performance and that of other footwear companies we believe to be our peers. This comparison assumes the investment of $100 on January 1, 1999 in our common stock, the Russell 2000 Index and the Saucony Footwear Index and assumes dividends, if any, are reinvested. January 1, 1999, was the last day of fiscal 1998.

The Saucony Footwear Index consists of K-Swiss, Inc. – Class A, Stride Rite Corp., Timberland Co. – Class A and Vans, Inc. Fila Holding SPA, formerly a member of the Saucony Footwear Index, was acquired, and its stock ceased trading, in June 2003. Therefore, Fila is no longer included in the Saucony Footwear Index. The return of each component company of the Saucony Footwear Index is weighted according to the respective company’s stock market capitalization at the beginning of the period.

Comparison of Cumulative Total Returns

	January 1, 1999	December 31, 1999	January 5, 2001	January 4, 2002	January 3, 2003	January 2, 2004
Saucony, Inc. Common Stock	$100	$215	$129	$81	$142	$259
Russell 2000 Index	$100	$121	$113	$123	$98	$142
Saucony Footwear Index	$100	$156	$317	$219	$206	$333

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Securities and Exchange Commission, the information in the table is presented as of January 2, 2004, the end of our most recently completed fiscal year.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders…	1,444,967	(1)	$11.98	1,360,972	(2)
Equity compensation plans not approved by security holders…	50,250	(3)	$7.00	—

Total	1,495,217		$11.81	1,360,972

(1)	Consists of options to purchase shares of class B common stock.

(2)	Includes 213,757 shares of our class B common stock issuable under our 2001 Employee Stock Purchase Plan, of which 8,028 shares were issued in connection with the offering period which ended on February 13, 2004. We may not issue shares of our class A common stock under the 2001 Employee Stock Purchase Plan. Also includes 1,147,215 shares issuable under our 2003 Stock Incentive Plan. In addition to being available for future issuance upon exercise of options that may be granted after January 2, 2004, up to 500,000 shares available for issuance under the 2003 Stock Incentive Plan may be issued in the form of restricted stock. All awards under the 2003 Stock Incentive Plan, including stock options and restricted stock, may be for either class A common stock or class B common stock.

(3)	Consists of warrants we issued on March 12, 2001 to five of our footwear component factories to purchase, in the aggregate, 50,250 shares of our class B common stock at a per share purchase price of $7.00. The warrants were issued for no cash consideration, but rather as an incentive to the recipients of the warrants. The warrants expire on March 12, 2006. Effective December 31, 2003, the vesting of all warrants was accelerated in full. In March 2004, all of the warrants were exercised in full.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of our board of directors has appointed the registered public accounting firm of Deloitte & Touche LLP as our independent auditors for the 2004 fiscal year. Deloitte & Touche began serving as our independent auditors effective July 9, 2002. See “Changes in Independent Auditors” below. Although stockholder approval of the audit committee’s appointment of Deloitte & Touche is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify the audit committee’s appointment. If this proposal is not approved at the annual meeting, the audit committee will reconsider its appointment of Deloitte & Touche.

We expect representatives of Deloitte & Touche to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Our board of directors believes that the ratification of Deloitte & Touche as our independent auditors for the 2004 fiscal year is in the best interest of both Saucony’s stockholders and Saucony and recommends a vote FOR this proposal.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended January 2, 2004 and has discussed these financial statements with our management and our independent auditors.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with the independent auditors their independence from Saucony.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 2, 2004.

By the audit committee of the board of directors of Saucony, Inc.,

Jonathan O. Lee

Robert J. LeFort, Jr.

John J. Neuhauser

Independent Auditor’s Fees

The following table summarizes the fees of Deloitte & Touche LLP, our independent auditor, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002
Audit Fees (1)	$231,367	$166,599
Audit-Related Fees(2)	3,375	—
Tax Fees (3)	2,639	1,563
All Other Fees	—	—

Total Fees	$237,381	$168,162

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported as “Audit Fees”. These services relate to consultations concerning financial accounting and reporting standards.

None of the audit–related fees for fiscal 2003 or fiscal 2002 were provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns, accounted for $1,889 of the total tax fees paid for fiscal 2003 and $1,563 of the total tax fees paid for fiscal 2002. Tax advice and tax planning services relate to tax advice in connection with endorsement arrangements.

28% of the tax fees for fiscal 2003 and none of the tax fees for fiscal 2002 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policy and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The audit committee has also delegated to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

Changes in Independent Auditors

Upon the recommendation of the audit committee, effective June 26, 2002, our board of directors determined to dismiss Arthur Andersen LLP as our principal accountants. Arthur Andersen had been engaged as our principal accountants since April 11, 2001. During that period, Arthur Andersen provided us with a report only on our financial statements as of January 4, 2002 and for the fiscal year then ended.

During our two most recently completed fiscal years and the subsequent interim period preceding our dismissal of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Arthur Andersen’s reports on our financial statements as of and for the fiscal year ended January 4, 2002, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recently completed fiscal years and the subsequent interim period preceding our dismissal of Arthur Andersen, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

Effective July 9, 2002, we engaged Deloitte & Touche LLP as our principal accountants. The engagement of Deloitte & Touche was recommended by our audit committee and approved by our board of directors.

During our two most recent fiscal years and the subsequent interim period prior to our engagement of Deloitte & Touche, neither we nor anyone on our behalf consulted with Deloitte & Touche regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Deloitte & Touche that Deloitte & Touche concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and holders of more than 10% of either class of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons and furnished to Saucony or written representations from reporting persons that no Form 5 filing was required, we believe that our officers, directors and holders of more than 10% of either class of our common stock during fiscal 2003 have complied with all Section 16(a) filing requirements.

OTHER MATTERS

We do not know of any other matters which will be presented for consideration at the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

Any proposal that a stockholder of Saucony wishes to be considered for inclusion in our proxy statement and proxy card for our 2005 annual meeting of stockholders must be submitted to our corporate Clerk at the address noted above no later than December 27, 2004.

If a stockholder of Saucony wishes to present a proposal before the 2005 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, that stockholder must also give written notice to our corporate Clerk at our offices, 13 Centennial Drive, Peabody, Massachusetts 01960. If our corporate Clerk does not receive the notice on or before March 12, 2005, the proxies designated by our board of directors will have discretionary authority to vote on any such proposal.

By Order of the board of directors,

David E. Redlick, Clerk

April 21, 2004

Our board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated.

Appendix A

SAUCONY, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Saucony, Inc. (the “Company”) is to assist the Board’s oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.    Number.  The Audit Committee shall consist of at least three members of the Board.

2.    Independence.  Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market, each member of the Audit Committee shall be independent as defined by such rules.

3.    Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.    Chair.  Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.    Compensation.  The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

6.    Selection and Removal.  Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominations Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditor

1.    Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.    Independence.  The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.    Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.  Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may, in its discretion, adopt policies relating to the approval of services to be provided by the Company’s independent auditor.

5.    Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•

alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.    Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.    Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.    Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.    Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.    Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

11.  Quarterly Financial Statements.  The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12.    Oversight.  The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

13.    Procedures for Complaints.  Effective no later than the date of the Company’s 2004 Annual Meeting of Stockholders, the Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.    Related-Party Transactions.  The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

15.    Internal Audit Function.  The Audit Committee shall coordinate the Board’s oversight of the performance of any internal audit function of the Company.

16.    Risk Management.  The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled.

17.    Evaluation of Financial Management.  The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

18.    Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1.    Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.    Reports to Board.  The Audit Committee shall report regularly to the Board.

4.    Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.    Independent Advisors.  The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.    Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.    Funding.  The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

PROXY	SAUCONY, INC	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2004 ANNUAL MEETING OF STOCKHOLDERS

May 19, 2004

The undersigned, revoking all prior proxies, hereby appoints John H. Fisher, Charles A. Gottesman and David E. Redlick, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the annual meeting of stockholders of Saucony, Inc. (“Saucony”) to be held on May 19, 2004 and at any postponement or adjournment of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES AND FOR PROPOSAL 2.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND

RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON

REVERSE SIDE

B-1

Annual Meeting of Stockholders

SAUCONY, INC.

May 19, 2004

Please date, sign and mail your

proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of five directors.

☐	FOR ALL NOMINEES	Nominees:	☐ ☐	John H. Fisher Charles A. Gottesman
☐	WITHHELD AUTHORITY FOR ALL NOMINEES		☐ ☐	Jonathan O. Lee Robert J. LeFort, Jr.
☐	FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)		☐	John J. Neuhauser

INSTRUCTION: TO	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK “FOR ALL EXCEPT” AND FILL IN THE CIRCLE NEXT TO EACH NOMINEE FOR WHOM YOU WISH TO WITHHOLD AUTHORITY, AS SHOWN HERE: ☒

2.	Ratification of the appointment by the audit committee of Saucony’s board of directors of the registered accounting firm of Deloitte & Touche LLP as Saucony’s independent auditors for the 2004 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

B-2

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:                                                               Date:

Signature of Stockholder:                                                               Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

B-3